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                                                                     EXHIBIT 11

                         SECURITIES TRANSACTION CHART

I. SHARES PURCHASED BY AMP INCORPORATED.

  The following numbers of Shares have been purchased on behalf of AMP in brokerage transactions in the past 60 days:

      PURCHASER                                   TRADE DATE # SHARES COST/SHARE
      ---------                                   ---------- -------- ----------
      AMP.......................................   6/11/98    20,000   $37.581
      AMP.......................................   6/12/98    20,000    37.230
      AMP.......................................   6/15/98     5,000    36.728
      AMP.......................................   6/16/98     3,000    36.332
      AMP.......................................   6/18/98     5,000    37.165
      AMP.......................................   6/19/98     5,000    36.674
      AMP.......................................   6/22/98    30,000    35.514
      AMP.......................................   6/23/98     4,500    34.978
      AMP.......................................   6/24/98    20,000    35.806
      AMP.......................................   6/25/98    10,000    35.456
      AMP.......................................   6/29/98     2,000    35.353
      AMP.......................................   6/30/98    16,600    34.849
      AMP.......................................    7/1/98    30,000   34.5750
      AMP.......................................    7/6/98    20,000   34.2359
      AMP.......................................    7/7/98    20,000   34.2628
      AMP.......................................    7/8/98    20,000   33.6375
      AMP.......................................    7/9/98    20,000   33.0713
      AMP.......................................   7/10/98    20,000   32.9356
      AMP.......................................   7/13/98    20,000   32.1769
      AMP.......................................   7/14/98    20,000   31.8466
      AMP.......................................   7/15/98     5,500   31.6534
      AMP.......................................   7/16/98    15,000   31.7604
      AMP.......................................   7/27/98    50,000   29.6188
      AMP.......................................   7/28/98    50,000   29.2456
      AMP.......................................   7/29/98     5,000   29.2500
      AMP.......................................   7/30/98    21,000   29.5685
      AMP.......................................   7/31/98     5,000   29.6250
      AMP.......................................    8/3/98    19,000   29.0553
      AMP.......................................    8/4/98     3,500   28.4643

II. OPEN MARKET TRANSACTIONS.

  Set forth below is a list of open market transactions in Shares conducted by executive officers and directors of AMP within the past 60 days:

    1. Thomas DiClemente purchased, in the open market on July 28, 1998, 900 Shares at a price of $29.375 per share and 100 Shares at a price of $29.3125 per share.

    2. Mark Lang purchased, 172.0436 Shares on August 8, 1998, pursuant to a voluntary cash payment through AMP's Dividend Reinvestment Plan, at a price of $29.0625 per share and 300 Shares, on July 27, 1998, in the open market, at a price of $29.75 per share.

    3. Hal McInnes disposed of 382 Shares by way of a gift of such shares made on June 17, 1998.

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III. 401K FUNDING.

  Set forth below are transactions in Shares with respect to purchases made by executive officers and directors of AMP pursuant to AMP's 401(k) Plan in the past 60 days:

    1. Mark Lang purchased, by investing in the AMP stock fund, 1,683.03 Shares at a price of $29.625 per share on July 27, 1998.

    2. Joseph Overbaugh purchased, by investing in the AMP stock fund,
  508.475 Shares at a price of $29.50 per share on July 28, 1998.

IV. DEFERRED COMPENSATION PLAN.

  The following are transactions in Shares under AMP's Deferred Compensation Plan in the past 60 days:

    1. On July 28, 1998, Thomas DiClemente reallocated previously deferred compensation into an AMP stock account, in an amount equal to the value of
  990.86 Shares at a price of $29.50 per share.

    2. On July 27, 1998, Philippe Lemaitre reallocated previously deferred compensation into an AMP stock account, in an amount equal to the value of 5,817.5 Shares at a price of $29.625 per share.

    3. On July 29, 1998, Joseph Overbaugh reallocated previously deferred compensation into an AMP stock account, in an amount equal to the value of
  508.48 Shares at a price of $29.50 per share.

    4. On July 27, 1998, Robert Ripp reallocated previously deferred compensation into an AMP stock account, in an amount equal to the value of 10,000 Shares at a price of $29.625 per share.

    5. On July 27, 1998, William Urkiel reallocated previously deferred compensation into an AMP stock account, in an amount equal to the value of 2,000 Shares at a price of $29.625 per share.

V. STOCK OPTION AWARDS.

  (a) On July 1, 1998, AMP granted a total of 16,000 Non-Qualified Options ("NQOs") to purchase Shares at an exercise price of $34.5625 per share to the directors identified below in the amounts indicated below:

    1. Ralph DeNunzio received an NQO award to purchase 2,000 Shares.

    2. Barbara Franklin received an NQO award to purchase 2,000 Shares.

    3. Joseph Hixon received an NQO award to purchase 2,000 Shares.

    4. Joseph Magliochetti received an NQO award to purchase 2,000 Shares.

    5. Jerome Meyer received an NQO award to purchase 2,000 Shares.

    6. John Morley received an NQO award to purchase 2,000 Shares.

    7. Paul Schloemer received an NQO award to purchase 2,000 Shares.

    8. Takeo Shiina received an NQO award to purchase 2,000 Shares.

  (b) On July 21, 1998, AMP granted 1,664,900 NQOs and 906,500 Incentive Stock Options ("ISOs") to purchase Shares at an exercise price of $30.375 per share. Included in the July 21, 1998 option grants were grants to the AMP executive officers identified below:

    1. Richard Clark received an ISO award to purchase 3,200 Shares and an NQO award to purchase 6,500 Shares.

    2. Herbert Cole received an ISO award to purchase 3,200 Shares and an NQO award to purchase 25,400 Shares.

    3. Thomas DiClemente received an ISO award to purchase 3,200 Shares and an NQO award to purchase 10,500 Shares.

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

    4. Rudolf Gassner received an ISO award to purchase 3,200 Shares and an NQO award to purchase 10,000 Shares.

    5. Charles Goonrey received an ISO award to purchase 3,200 Shares and an NQO award to purchase 8,900 Shares.

    6. Juergen Gromer received an NQO award to purchase 17,400 Shares.

    7. John Gurski received an ISO award to purchase 3,200 Shares and an NQO award to purchase 24,000 Shares.

    8. David Henschel received an ISO award to purchase 3,200 Shares and an NQO award to purchase 3,700 Shares.

    9. John Kegel received an ISO award to purchase 3,200 Shares and an NQO award to purchase 7,300 Shares.

    10. Mark Lang received an ISO award to purchase 3,200 Shares and an NQO award to purchase 10,800 Shares.

    11. Philippe Lemaitre received an ISO award to purchase 3,200 Shares and an NQO award to purchase 11,400 Shares.

    12. Nazario Proietto received an ISO award to purchase 3,200 Shares and an NQO award to purchase 9,800 Shares.

    13. Joseph Overbaugh received an ISO award to purchase 3,200 Shares and an NQO award to purchase 8,800 Shares.

    14. Robert Ripp received an ISO award to purchase 3,200 Shares and an NQO award to purchase 37,900 Shares.

    15. William Urkiel received an ISO award to purchase 3,200 Shares and an NQO award to purchase 15,000 Shares.

  (c) In addition to the option grants identified above, on June 23, 1998, AMP Canada, a subsidiary of AMP, granted 14,600 NQOs to purchase Shares at an exercise price of $35.8125 and on June 25, 1998, AMP-Holland B.V., a subsidiary of AMP, granted 34,800 NQOs to purchase Shares at an exercise price of $35.3125 per share.

VI. STOCK BONUS DISTRIBUTION.

  On July 27, 1998, AMP issued a total of 3,417 Shares pursuant to the conversion of previously awarded stock bonus units. Included among recipients of Shares upon conversion of the stock bonus units were the following executive officers:

    1. Thomas DiClemente received 111 Shares upon conversion of his stock bonus units.

    2. Rudolf Gassner received 141 Shares upon conversion of his stock bonus units.

    3. Juergen Gromer received 212 Shares upon conversion of his stock bonus units.

VII. PERFORMANCE RESTRICTED SHARES.

  As of August 6, 1998, AMP has reserved 158,200 shares of common stock for issuance in connection with performance restricted stock awards issued on July 21, 1998. Included in the July 21, 1998 performance restricted stock awards were awards to the AMP executive officers identified below:

    1. On July 21, 1998, AMP awarded to Robert Ripp 27,900 restricted shares.

    2. On July 21, 1998, AMP awarded to William Urkiel 12,400 restricted shares.

    3. On July 21, 1998, AMP awarded to John Gurski 18,500 restricted shares.

    4. On July 21, 1998, AMP awarded to Herbert Cole 19,500 restricted shares

    5. On July 21, 1998, AMP awarded to Thomas DiClemente 9,300 restricted shares.

    6. On July 21, 1998, AMP awarded to John Kegel 7,100 restricted shares.

    7. On July 21, 1998, AMP awarded to Juergen Gromer 11,900 restricted shares.

    8. On July 21, 1998, AMP awarded to Rudolf Gassner 9,000 restricted shares.

    9. On July 21, 1998, AMP awarded to Nazario Proietto 8,800 restricted shares.

    10. On July 21, 1998, AMP awarded to Richard Clark 6,600 restricted shares.

    11. On July 21, 1998, AMP awarded to Philippe Lemaitre 9,900 restricted shares.

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